UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 23, 2010, PHH Mortgage Corporation (“Seller”), a wholly owned subsidiary of PHH Corporation (“PHH Parent”), entered into a Mortgage Loan Participation Purchase and Sale Agreement (the “Gestation Facility Agreement”) with Bank of America, N.A., as purchaser (“Purchaser”). Subject to compliance with the terms and conditions of the Gestation Facility Agreement, including the affirmative and negative covenants contained therein, the Gestation Facility Agreement commits Purchaser to purchase from Seller from time to time during the term of the Gestation Facility Agreement participation certificates evidencing a 100% undivided beneficial ownership interest in pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in residential mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac (the “Agency MBS”).
The aggregate purchase price of participation certificates owned by Purchaser at any given time for which Purchaser has not been paid the purchase price for the related Agency MBS by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $500 million. The settlement of the sale of the Agency MBS to third party takeout investors will effectively increase availability under the Purchaser’s purchase commitment, subject to the maximum commitment of $500 million, by reducing the amount of participation certificates that Purchaser owns on the settlement date of such Agency MBS. The revolving nature of the purchase commitment under the Gestation Facility Agreement provides Seller with incremental funding capacity for originated mortgage loans prior to their securitization into Agency MBS. Unless terminated earlier in accordance with its terms, the Gestation Facility Agreement expires on July 22, 2011.
The Gestation Facility Agreement contains various financial and non-financial covenants, including, among other covenants, a covenant requiring PHH Parent to maintain consolidated net worth of not less than $1 billion measured as of the last day of each fiscal quarter, a covenant requiring PHH Parent and its subsidiaries, at all times, to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring PHH Parent and its subsidiaries, including Seller, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by government-sponsored enterprises) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors, such as Fannie Mae and Freddie Mac. The Gestation Facility Agreement, subject to certain limited exceptions, also contains various negative covenants that restrict the ability of Seller and the material subsidiaries of PHH Parent to, among other things, incur and prepay certain indebtedness. Seller is also generally required to maintain its status as an approved Ginnie Mae, Fannie Mae and Freddie Mac seller/servicer, subject to certain limited exceptions.
The foregoing description of the Gestation Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Gestation Facility Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Mortgage Loan Participation Purchase and Sale Agreement dated as of July 23, 2010, between PHH Mortgage Corporation, as seller, and Bank of America, N.A., as purchaser.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: July 29, 2010